EXHIBIT 23 (b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. _________) with respect to the financial statements and schedules of Eaton Personal Investment Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ MEADEN & MOORE LTD.
Cleveland, Ohio
May 2, 2008